FORM 52-109FT1
           Certification of Quarterly Filings during Transition Period


I, Gary Freeman, Vice- President of Wealth Minerals Ltd., certify that:

      1. I have reviewed the quarterly filings (as this term is defined in Multilateral Instrument 52-109 Certification of Disclosure in Issuers' Interim and Annual Filings) of Wealth Minerals Ltd. (the "Issuer") for the period ending February 28, 2005.

      2. Based on my knowledge, the quarterly filings do not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, with respect to the period covered by the annual filings; and

      3. Based on my knowledge, the quarterly consolidated financial statements together with the other financial information included in the quarterly filings fairly present in all material respects the financial condition, results of operations and cash flows of the Issuer, as of the date and for the periods presented in the quarterly filings.



Date: April 26, 2005




       /s/ Gary Freeman
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Gary Freeman, Vice-President